EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140928, No. 333-134627 and No. 333-128661) and Form S-8 (No. 1-4364, No. 33-69660, No. 33-62013, No. 333-19515, No. 333-26653, No. 333-57595, No. 333-69626, No. 333-69628, No. 333-108364, No. 333-124828 and No. 333-134113) of Ryder System, Inc. of our report dated February 11, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Miami, Florida
February 11, 2008